Exhibit 3.1.4

FILED

JAN 31 1997

LONNA R. HOOKS

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

KALI LABORATORIES, INC.

This is to certify that, there is hereby organized a corporation under and by virtue of N.J. S. 14A:1-1 et seq., the “New Jersey Business Corporation Act.”

1. The name of the corporation is KALI LABORATORIES, INC.

2. The address (and zip code) of this corporation’’s initial registered office is 8 Anthony Avenue, Edison, New Jersey 08820 and the name of this corporation’s initial registered agent at such address is VEERAPPAN S. SUBRAMANIAN.

3. The purposes for which this corporation is organized are:

To engage in any activity within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act.” N.J.S. 14A:1-1 et seq.

Notwithstanding the generality of the foregoing the corporation may engage in the following activities:

a. Establish, operate and maintain a laboratory for the research, development, processing, manufacturing and/or marketing of pharmaceutical products, drugs, chemicals and allied substances and components.

b. Engage in the business of manufacturing pharmaceutical products, drugs, chemicals and allied substances for the betterment of human life.

c. Engage in all activities permitted by law as an importer and/or exporter of pharmaceutical products, drugs, chemical and allied substances.

d. Establish manufacturing plants, warehouse facilities, research and development facilities, offices and the like to carry out the stated objectives of the Corporation.

e. Acquire by purchase, lease or otherwise suitable facilities for the carrying out the stated objectives of the Corporation.

f. To do all such things necessary for the obtaining of all licenses and approvals of the Federal, State or local governmental agencies requisite to the establishment and operation of the business of the Corporation.

g. To enter into such contracts, agreements for carrying out the stated objectives of the Corporation.

h. To do all things lawful and/or required by law to carry out the business of the corporation.

4. The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares of no par value.

5. The first Board of Directors of this corporation shall consist of two (2) Directors and the name and address of each person who is to serve as such Director is:

A. VEERAPPAN B. SUBRAMANIAN, 8 ANTHONY AVE., EDISON, NJ 08820

B. GOVINDAMMAL SUBRAMANIAN, 8 ANTHONY AVE., EDISON, NJ 08820

6. The duration of the corporation is perpetual.

7. The name and address of each incorporator is:

Paul R. Rajan, Esq., 1419 Oak Tree Road, Iselin, New Jersey 08830.

IN WITNESS WHEREOF, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers; this 28TH day of JANUARY, 1997.

/s/ PAUL R. RAJAN, ESQ.

PAUL R. RAJAN, ESQ.

FILED

APRIL 25, 2002

STATE TREASURER

• f

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

KALI LABORATORIES, INC.

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporations Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation on 24th day of April, 2002:

1. The name of the corporation is KALI LABORATORIES, INC. (the “Corporation”). The Corporation was formed in New Jersey by the filing of its Certificate of Formation on January 31, 1997.

2. The following amendments to the Certificate of Incorporation were duly approved and adopted by the directors and shareholders of the Corporation on the 27th day of March, 2002:

Article 4 of the Certificate of Incorporation should be amended to read as follows:

“4. The total authorized capital stock of the Corporation shall consist of ten thousand (10,000) shares of common stock as follows:

(a) One Hundred (100) shares of voting common stock without nominal or par value;

(b) Nine Thousand Nine Hundred (9,900) shares of non-voting common stock without nominal or par value.

The common stock shall have the following voting powers, and entitlements in the event of a liquidation:

(a) Voting Rights. Each share of voting common stock shall entitle the holder thereof to one (1) vote upon any and all matters submitted to the shareholders of the Corporation for a vote. Each share of non-voting common stock shall not entitle the holder thereof to a vote upon any and all matters submitted to the shareholders of the Corporation for a vote, except as required by law.

(b) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the common stock ratably according to the number of shares held by each such holder regardless of whether those shares are voting or non-voting.”

3. All shares of common stock of the Corporation which are issued and outstanding as of the date hereof shall be returned to the Corporation for cancellation and new certificates of common stock in the form authorized above shall be issued in exchange for each such canceled share, as follows:

Each share of common stock returned to, and canceled by, the Corporation shall be exchanged for 1/2 share of voting common stock and 24.75 shares of non-voting common stock.

4. The .number of shares outstanding at the time of the adoption of the amendment was two hundred (200). The total number of shares entitled to vote thereon was two hundred (200).

5. The number of shares voting for and against such amendment: is as follows:

Number of Shares Voting For Amendment	Number of Shares Voting Against Amendment
200	0

6. This Certificate of .Amendment shall be effective as of the date of filing.

KALI LABORATORIES, INC.

By:	/s/ Veerappan S. Subramanian
Veerappan S. Subramanian, President

FILED

JUL 26 2004

STATE TREASURER

New Jersey Division of Revenue

CERTIFICATE of CHANGE of REGISTERED OFFICE

&/or REGISTERED AGENT

(For Use by Domestic and Foreign, Profit and Non-profit Corporations)

CORPORATION NAME: KALI LABORATORIES, INC.

STATE OF ORIGTNAL INCORPORATION: NEW JERSEY

IMPORTANT- INCLUDE INFORMATION ON BOTH THE PRIOR AND NEW AGENT

PRIOR AGENT NAME:		NEW AGENT NAME:

Veerappan Subramanian		Thomas Haughey

PRIOR AGENT STREET ADDRESS		NEW AGENT STREET ADDRESS
8 Anthony Avenue		c/o Par Pharmaceutical
300 Tice Boulevard

CITY STATE	ZIP	CITY STATE	ZIP
Edison NJ	08820	Woodcliff Lake NJ	07677

The corporation states that the address of its new registered office and the address of its new registered agent are identical. Further, the changes designated on this form were authorized by resolution duly adopted by its board of directors or members.

By /s/ Scott L. Tarriff
(Signature of Officer)	Title: Chairman of the Board
Date: July 19, 2004

NOTE- This form must be executed by the chairman of the board, the president, or the vice president of the corporation.

FEES: Change of Agent Name-$25.00	MAIL TO: NJ Division of Revenue
Change of Agent Address-$25.00	PO Box 308
Change of Both-$25.00	Trenton, NJ 08625

Make checks payable to: DEPARTMENT OF THE TREASURER, DIVISION OF REVENUE. (NO CASH PLEASE)